Exhibit 3(b)

MAR 18, 2010

BCS/CD-515 (REV. 04/09)

MICHIGAN DEPARTMENT OR ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
(Date Received)	(For Bureau Use only)
MAR 18, 2010
Jan Klym
Pulte Homes, Inc.
100 Bloomfield Hills Pkwy-, Ste. 300
Bloomfield Hills, MI 48304
EFFECTIVE DATE:

h Document will be returned to the name and address you enter above.h

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For Use by Domestic Profit and Nonprofit Corporations

Pursuant to the provisions of Act 284. Public Acts of 1972 (profit corporations), or Act 162. Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following certificate:

1.	The present name of the corporation is: Pulte Homes, Inc.

2.	The identification number assigned by the Bureau is: 271-982

3.	Article I of the Articles of Incorporation is hereby amended to read in its entirety as follows:

The name of the corporation is: PulteGroup, Inc.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	(Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the      day of         ,         , in accordance with the provisions of the Act by the unanimous consent of incorporator(s) before the first meeting of the Board of Directors

100402

GOLD SEAL APPEARS ONLY ON ORIGINAL

or Trustees.

Signed this      day of             ,         ,

By
Name:
Its:

5.	Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 18th day of August, 2009 by the: (Check one of the following)

☒ shareholders at a meeting in accordance with Section 611(3) of the Act.

☐ written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1). Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of shareholders is permitted only if such provision appears in the Articles of Incorporations.)

☐ by written consent of all the shareholders entitled to vote in accordance with Section 407(2) of Act.

☐ board of a profit corporation pursuant to section 611(2) of the Act.

Signed this 18th day of March, 2010.

By
Name:	Steven M. Cook
Its:	SVP, General Counsel and Secretary

6.	Nonprofit Corporation only: Member, shareholder or board approval

The foregoing amendment to the Articles of Incorporation was duly adopted on the      day of             ,          by the

Member or shareholder approval for nonprofit corporations organized on a membership or share basis

☐ members or shareholders at a meeting in accordance with Section 611(2) of the Act.

☐ written consent of the members or shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the

GOLD SEAL APPEARS ONLY ON ORIGINAL

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